United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 8,  2010

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2010,  iSecureTrac Corp. (the “Company”) entered into an amendment of its loan agreement (the “Loan Agreement”) with Crestpark LP, Inc. (the “Lender”) originally entered into on November 10, 2008.

The amendment increases the Revolving Credit Commitment from the Lender, $368,888 to a total of $1,468,788 and with a corresponding decrease in the Equipment Term Loan thereby decreasing the Equipment Term Loan to $1,031,212.   All other terms of the Loan Agreement and related Revolving Credit Agreement and Equipment Term Loan remain unchanged.

The Lender is an affiliate of Mykonos 6420 LP (“Mykonos”).  As the sole holder of the Company’s Series C Preferred Stock, Mykonos has the right to elect a majority of the Company’s Board of Directors.  The terms of the loan were approved by a Special Committee of the Board of Directors consisting solely of disinterested directors.

The foregoing description of the Loan Agreement is not intended to be complete and is qualified in its entirety by reference to the Loan Agreement, the Revolving Credit Note, the Equipment Term Note,  copies of each were attached as Exhibits to the 8-K filed November 12, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Report, all of which is incorporated by reference into this Item 2.03.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

October 8, 2010

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